UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2008

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO          80202
 (Address of principal executive offices)                                                                                                 (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                  Entry Into A Material Definitive Agreement.

On January 4, 2008, PetroHunter Energy Corporation (“PetroHunter”) entered into an Employment Agreement with Charles B. Crowell (the “Employment Agreement”) with an Effective Date of January 1, 2008.  Under the Employment Agreement, Mr. Crowell will be paid an annual salary of $480,000 and will receive stock option grants totaling 5,000,000 stock options of PetroHunter’s common stock.  The stock options were priced at the last reported sale price of the common stock as quoted on the OTC Bulletin Board on December 31, 2007and are exercisable as follows:  (i) 20% of the Stock Options shall be exercisable upon the Effective Date, and (ii) 20% of the Stock Options shall become exercisable on January 1, of each 2009, 2010, 2011, and 2012.  The Employment Agreement is effective as of January 1, 2008 and will terminate on December 31, 2012.  Mr. Crowell has served on PetroHunter’s Board of Directors since February 7, 2007 and was appointed Chairman of the Board and Chief Executive Officer on July 3, 2007.

Item 9.01                                 Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Charles B. Crowell Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
January 10, 2008	By: /s/ Kyle L. WhiteJohnson Kyle L. WhiteJohnson Vice President of Administration

EXHIBIT INDEX

Regulation S-K Number	Document
10.1	Charles B. Crowell Employment Agreement